Exhibit 99.1

MERIX CORPORATION

FOR IMMEDIATE RELEASE

Financial Contact:

Janie Brown, Chief Financial Officer

503-359-2653

Merix Corporation Announces Closing of Acquisition of

Operations of Eastern Pacific Circuits Limited

Merix will conduct a conference call and live webcast on Friday, September 30, 2005 at 5:30 a.m. Pacific Time. To access the webcast, log on to www.merix.com. A replay of the webcast will be available beginning at 8:30 a.m. Pacific Time on September 30, 2005. A phone replay will be available until approximately midnight Pacific Time on October 7, 2005 by calling (719) 457-0820, access code 7191246.

FOREST GROVE, OR, September 29, 2005 - Merix Corporation (NASDAQ:MERX) today announced that it has completed its previously announced acquisition of the business operations of Eastern Pacific Circuits Limited (EPC), a Hong Kong based supplier of printed circuit boards. The purchase consideration paid at closing was $115.0 million, which amount is subject to post-closing adjustment based on the working capital of the acquired business at the closing date. Additional cash consideration of up to $13.0 million may be payable by Merix under an earn-out provision based on calendar 2005 adjusted EBITDA of the acquired business. Merix financed the acquisition with a combination of approximately $30.0 million of available cash, term loans and revolving credit borrowings of approximately $74.0 million under two new credit facilities and the issuance of an $11.0 million subordinated promissory note to the seller.

Commenting on the closing of the transaction, Mark Hollinger, Chairman and Chief Executive Officer of Merix Corporation, said, “We are delighted to have completed the transaction and expect that this acquisition will better position Merix to support our existing customer base, introduce our technology to new customers in Asia, offer a diverse range of products, and reduce our overall cost structure. This is a very exciting event for Merix and we believe it significantly enhances our position as a world class global competitor in the printed circuit board industry.”

Merix is a leading manufacturer of technologically advanced, multilayer, rigid printed circuit boards for use in sophisticated electronic equipment. Merix provides high-performance materials, quick-turn prototype, pre-production and volume printed circuit board production to its customers. Principal markets served by Merix include data communications and wireless telecommunications, high-end computing, and test and measurement end markets in the electronics industry. Additional corporate information is available on the internet at www.merix.com.

This release contains “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995 relating to Merix’s business operations and prospects, including statements related to: the acquisition transaction and its benefits as well as the markets, customers, products and technologies of the combined company. These forward-looking statements, which may be identified by the inclusion of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: the ability to realize the anticipated benefits or synergies of the transaction in a timely manner or at all; fluctuations in demand for products and services of the combined company, including quick-turn and premium services; the introduction of new products or technologies by competitors; the ability to successfully and timely integrate the operations of EPC with Merix; the ability to achieve expected operating and financial results and avoid unanticipated costs; pricing and other competitive pressures in the industry from domestic and global competitors; foreign currency risk; all other risks inherent in foreign operations such as increased regulatory complexity and compliance cost and greater political and economic instability; our ability to fully utilize our assets and control costs; our ability to control or pass through the cost of raw materials and supplies; our ability to retain or attract employees with sufficient know-how to conduct our manufacturing processes and maintain or increase our production output and quality; and other risks listed from time to time in Merix’s filings with the Securities and Exchange Commission or otherwise disclosed by the company, including those set forth in Merix’s Annual Report on Form 10-K for the year ended May 28, 2005. Merix does not undertake to update any such factors or to publicly announce developments or events relating to the matters described herein.